UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

 CIRCUIT RESEARCH LABS, INC.

(Exact name of registrant as specified in its chapter)

Arizona	0-11353	86-0344671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7970 S. Kyrene Rd. Tempe, Arizona 85284
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (480) 403-8300

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

e

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

On January 22, 2007, Altschuler, Melvoin and Glasser LLP (“AM&G”) notified Circuit Research Labs, Inc. (the “Company”) that it resigned as the Company’s independent registered public accounting firm effective January 22, 2007.  AM&G’s resignation was necessitated by the recent acquisition of AM&G by McGladrey & Pullen, LLP.  McGladrey & Pullen, LLP was appointed as the Company’s new independent registered public accounting firm effective January 22, 2007.  The decision to engage McGladrey & Pullen, LLP as our independent public accounting firm was approved by the Board of Directors of the Company on January 26, 2007. Prior to this engagement the Company has not used the services of McGladrey & Pullen. LLP.

The audit reports of AM&G on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2004 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  AM&G’s audit report relating to AM&G’s audit of the Company’s financial statements for the fiscal years ended December 31, 2004 and 2005 included an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

In connection with the audits of the Company’s consolidated financial statements for each of the last two  fiscal years ended December 31, 2004 and 2005, and through the date of AM&G’s resignation, there were: (1) no disagreements with AM&G on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to AM&G’s satisfaction, would have caused  AM&G to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years and (2) no reportable events within the meaning set forth in Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company provided a copy of the foregoing disclosures to AM&G and requested that AM&G furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. Attached as Exhibit 16.1 is a copy of AM&G’s letter, dated January 24, 2007, stating its agreement with such disclosures.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

16.1

Letter from Altschuler, Melvoin and Glasser LLP, dated January 24, 2007, addressed to the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT RESEARCH LABS, INC.
Date: January 26, 2007	By:	/s/ Robert McMartin
	Name:	Robert McMartin
	Title:	Executive Vice President and Chief Financial Officer

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